EX-10.4
                       SHARE EXCHANGE AGREEMENT

                       SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is entered into as of June 10, 2005 by and between World Am, Inc., a Nevada corporation ("WDAM"), on the one hand, and Senz-It, Inc., a California corporation ("Senz-It"), and the shareholders of Senz-It identified on the signature page hereof (the "Shareholders"), on the other hand. Each of WDAM, Senz-It, and the Shareholders may be referred to as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, the Shareholders are the owners of 100% of the issued and outstanding shares of common stock of Senz-It as set forth in Exhibit A (the "Senz-It Shares");

WHEREAS, WDAM desires to purchase from the Shareholders, and the Shareholders desire to sell to WDAM, all the Senz-It Shares in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENTS

1. Purchase and Sale. At the Closing, subject to the terms and conditions contained in this Agreement, and on the basis of the representations, warranties and agreements herein contained, the Shareholders shall sell to WDAM, and WDAM shall purchase from the Shareholders, the Senz-It Shares.

2. Purchase Price. As consideration for the purchase of the Senz-It Shares, WDAM shall issue to the Shareholders, as set forth in Exhibit A, a warrant to purchase a total of Twelve Million (12,000,000) shares of WDAM common stock (the "WDAM Warrant"), a copy of which is attached hereto as Exhibit B, and Fifty Five (55) shares of WDAM Series B Preferred Stock, the rights, privileges, and preferences of which are set forth in the Restated Certificate of Designation (the "Series B Preferred Stock Certificate of Designation") in Exhibit C attached hereto and made a part hereof (the "WDAM Preferred Shares" and, together with the WDAM Warrant and the shares of WDAM common stock underlying the exercise of the WDAM Warrant (the "WDAM Common Shares"), the "WDAM Securities").

3. Closing. The closing of the sale and purchase of the Senz-It Shares (the "Closing") shall take place on August 5, 2005 at the law offices of Marc R. Tow, 3920 Birch Street, Suite 102, Newport Beach, CA 92660, or at such other date, time and place as may be agreed upon in writing by the parties hereto, but not later than August 31, 2005 (the" Termination Date"). The date of the Closing is sometimes herein referred to as the "Closing Date."

     3.1. Items to be Delivered Immediately Prior to or at Closing. At the Closing:

     A. The Shareholders shall deliver to WDAM:

        (i) the Senz-It Shares, fully paid and non-assessable and subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate(s), which legend shall provide substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY
STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED,
PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A
PERIOD OF ONE YEAR FROM THE ISSUANCE THEREOF EXCEPT (i)
PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER
THE ACT AND ANY APPLICABLE STATE LAWS OR (ii) UPON THE
EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND
COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144
UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT
RELATING TO THE DISPOSITION OF SECURITIES).

     B.  WDAM shall deliver to the Shareholders:

        (i) the WDAM Warrant and the WDAM Preferred Shares, in amounts and issued as set forth in Exhibit A, fully paid and non-assessable and subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate(s) substantially as set forth in Section 3.1(A).

     C.  WDAM shall deliver to Senz-It:

        (i) written confirmation of the approval of the herein described transactions by WDAM's Board of Directors;

        (ii) written confirmation of the approval of the herein described transactions by WDAM's shareholders;

        (iii) an officers certificate, executed by the President and Secretary of WDAM, in the form attached hereto as Exhibit D;

        (iv) any exhibits to this Agreement not delivered as of the date hereof;

        (v) a letter from WDAM legal counsel regarding pending litigation involving WDAM which sets forth the case strategy, timeline, and ultimate estimated cost of each case pending. This should also include any case(s) that may be contemplated but not yet filed by or against WDAM, and an estimate of the ultimate "worst case" and "likely" total liability resultant from each such case or claim;

        (vi)  net present value estimate of the Intellectual
        Property (as defined in Section 4.10) of Senz-It, to be prepared by Spartan Securities or such other third party as agreed by the Parties.

     D. Senz-It shall deliver to WDAM:

        (i) written confirmation of the approval of the herein described transactions by Senz-It's Board of Directors;

        (ii) written confirmation of the approval of the herein described transactions by Senz-It's shareholders;

        (iii) an officers certificate, executed by the President and Secretary of Senz-It, in the form attached hereto as Exhibit E;

        (iv) any exhibits to this Agreement not delivered as of the date hereof.

4. Representations and Warranties of Senz-It. To induce WDAM to enter into this Agreement and to consummate the transactions contemplated hereby, Senz-It represents and warrants as of the date hereof and as of the Closing, as follows:

     4.1. Corporate Status. Senz-It is a corporation duly organized, validly existing and in good standing under the Laws of the State of California and is qualified to do business in any jurisdiction where it is required to be so qualified. The articles and bylaws of Senz-It that have been or will be delivered to WDAM are current, correct and complete.

     4.2. Authorization. Senz-It has the requisite power and authority to execute and deliver this Agreement and to perform the transactions hereunder. This Agreement, and all of the exhibits attached hereto, constitutes the legal, valid and binding obligation of Senz-It.

     4.3. Consents and Approvals. Except for the filings, permits, authorizations, consents and approvals under federal and/or state securities laws, and applicable stock exchange regulations which may be applicable, neither the execution and delivery by Senz-It of this Agreement, nor the performance by it of the transactions contemplated hereby, require any filing, consent or approval.

     4.4. Capitalization. The authorized capital stock of Senz-It consists of 1,000,000 shares of common stock, no par value, of which 1,000,000 shares are issued and outstanding.

     4.5. Books and Records. Senz-It keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of their assets, liabilities and equities. The minute books of Senz-It contain records of their shareholders' and directors' meetings and of action taken by such shareholders and directors. The meetings of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.

     4.6. Financial Statements; Contracts. Attached hereto as Exhibit F is an income statement and a balance sheet as of June 30, 2005 and for the quarter then ended. Attached hereto as Exhibit G is a list of all material contracts to which Senz-It is a party or obligated as of the Closing Date, and Senz-It hereby represents and warrants that there are no other material contracts or agreements in existence as of the Closing Date.

     4.7. Taxes.

     A. All taxes, assessments, fees, penalties, interest and other governmental charges with respect to Senz-It which have become due and payable on the date hereof have been paid in full or adequately reserved against by Senz-It, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

     B. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against Senz-It, nor are there any actions, suits, proceedings, investigations or claims now pending against Senz-It, nor are there any actions, suits, proceedings, investigations or claims now pending against Senz-It in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against Senz-It; and

     C. The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against Senz-It.

     4.8. Subsidiaries. Senz-It does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity.

     4.9. Legal Proceedings and Compliance with Law. There is no litigation that is pending or, to Senz-It's knowledge, threatened against Senz-It. To Senz-It's knowledge, there has been no default under any laws applicable to Senz-It, Senz-It has not received any notices from any governmental entity regarding any alleged defaults under any laws, and there has been no default with respect to any court order applicable to Senz-It.

     4.10. Intellectual Property. Senz-It has good and valid title to and ownership of all intellectual property (defined herein as trade marks, trade names or copyrights, patents, domestic or foreign, collectively the "Intellectual Property") necessary for its business and operations (as now conducted and as proposed to be conducted). Other than as set forth in Exhibit F, there are no outstanding options, licenses or agreements of any kind to which Senz-It is a party or by which it is bound relating to any Intellectual Property, whether owned by Senz-It or another person. To the knowledge of Senz-It, the business of Senz-It as formerly and presently conducted did not and does not conflict with or infringe upon any Intellectual Property right owned or claimed by another.

     4.11. Accuracy of Information. To Senz-It's knowledge, no representation or warranty by Senz-It made herein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which such statements were made.

5. Representations and Warranties of WDAM. To induce Senz-It and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, WDAM represents and warrants as of the date hereof and as of the Closing, as follows:

     5.1. Corporate Status. WDAM is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and is qualified to do business in any jurisdiction where it is required to be so qualified. The articles and bylaws of WDAM that have been delivered to Senz-It as of the date hereof are current, correct and complete.

     5.2. Authorization. WDAM has the requisite power and authority to execute and deliver this Agreement and to perform the transactions hereunder. This Agreement, and all of the exhibits attached hereto, constitutes the legal, valid and binding obligation of WDAM.

     5.3. Consents and Approvals. Except for the filings, permits, authorizations, consents and approvals under federal and/or state securities laws, and applicable stock exchange regulations which may be applicable, neither the execution and delivery by WDAM of this Agreement, nor the performance by it of the transactions contemplated hereby, require any filing, consent or approval.

     5.4. Capitalization. The authorized capital stock of WDAM consists of 1,500,000,000 shares of common stock, par value $0.0001, and 80,000,000 shares of preferred stock, par value $0.0001, of which 17,886,966 and 1,370* shares, respectively, are issued and outstanding (*the 1,370 shares of Class A preferred stock will not become outstanding until a contractual triggering event occurs). Of the preferred shares authorized, 40,000,000 have been designated as Class A and 55 have been designated as Class B.

     5.5. Books and Records. WDAM keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of their assets, liabilities and equities. The minute books of WDAM contain records of their shareholders' and directors' meetings and of action taken by such shareholders and directors. The meetings of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.

     5.6. Financial Statements; Contracts. WDAM hereby represents and warrants that the financial statements included in its filings with the Securities and Exchange Commission are complete and accurately represent its current financial condition. Attached hereto as Exhibit H is a list of all material contracts to which WDAM is a party or obligated as of the Closing Date which are not included in its filings with the SEC, and WDAM hereby represents and warrants that there are no other material contracts or agreements in existence as of the Closing Date.

     5.7. Taxes.

     A. Except as set forth in Schedule 5.7, all taxes, assessments, fees, penalties, interest and other governmental charges with respect to WDAM which have become due and payable on the date hereof have been paid in full or adequately reserved against by WDAM (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

     B. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against WDAM, nor are there any actions, suits, proceedings, investigations or claims now pending against WDAM, nor are there any actions, suits, proceedings, investigations or claims now pending against WDAM in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against WDAM ; and

     C. The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against WDAM.

     5.8. Subsidiaries. WDAM currently has two (2) subsidiaries, namely Isotec, Inc., a Colorado corporation, and Technology
Development International, Inc., a Colorado corporation.

     5.9. Legal Proceedings and Compliance with Law. Except as set forth in Schedule 5.9, there is no litigation that is pending or, to WDAM's knowledge, threatened against WDAM. To WDAM's knowledge, there has been no default under any laws applicable to WDAM, WDAM has not received any notices from any governmental entity regarding any alleged defaults under any laws, and there has been no default with respect to any court order applicable to WDAM.

     5.10. Intellectual Property. WDAM has good and valid title to and ownership of all Intellectual Property necessary for its business and operations (as now conducted and as proposed to be conducted). Other than as set forth in Exhibit H, there are no outstanding options, licenses or agreements of any kind to which WDAM is a party or by which it is bound relating to any Intellectual Property, whether owned by WDAM or another person. To the knowledge of WDAM, the business of WDAM as formerly and presently conducted did not and does not conflict with or infringe upon any Intellectual Property right owned or claimed by another.

     5.11. Accuracy of Information. To WDAM's knowledge, no representation or warranty by WDAM made herein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which such statements were made.

6. Covenants of Senz-It. To induce WDAM to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, Senz-It covenants and agrees as follows:

     6.1. Conduct of the Business. Except as contemplated or otherwise consented to by WDAM in writing, after the date of this Agreement and until the date of Closing, Senz-It shall carry on its business in the ordinary course.

     6.2. Access to Information. From the date of this Agreement to the Closing Date, Senz-It shall give to WDAM and its officers, employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to Senz-It as the other party may reasonably request. WDAM shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement and shall otherwise hold such information in confidence until such time as such information otherwise becomes publicly available and will sign such standard and customary non-disclosure agreements as are reasonably requested by Senz-It.

     6.3. No Solicitation. From and after the date hereof until the Termination Date, Senz-It will not, and will not authorize or permit any Senz-It representatives to, directly or indirectly, solicit or initiate (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an acquisition proposal from any person, or engage in any discussion or negotiations relating thereto or accept any acquisition proposal.

     6.4. Delivery of Financial Statements. Senz-It will use its best efforts to deliver to WDAM audited financial statements as of June 30, 2005 and for period from inception to the date then ended, audited by a firm acceptable to WDAM, prior to the date which is sixty (60) days following the Closing.

     6.5. Required SEC Filings. Senz-It will use its best efforts to ensure that the Shareholders prepare and timely file all filings required under Section 16 and Rule 13d-1 of the Securities Exchange Act of 1934.

7. Covenants of WDAM. To induce Senz-It and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, WDAM covenants and agrees as follows:

     7.1. Conduct of the Business. Except as contemplated or otherwise consented to by Senz-It in writing, after the date of this Agreement and until the date of Closing, WDAM shall carry on its business in the ordinary course.

     7.2. Access to Information. From the date of this Agreement to the Closing Date, WDAM shall give to Senz-It and the Shareholders, and each of their officers, employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to WDAM as the other party may reasonably request. Senz-It and the Shareholders shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement and shall otherwise hold such information in confidence until such time as such information otherwise becomes publicly available and will sign such standard and customary non-disclosure agreements as are reasonably requested by WDAM.

     7.3. No Solicitation. From and after the date hereof until the Termination Date, WDAM will not, and will not authorize or permit any WDAM representatives to, directly or indirectly, solicit or initiate (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an acquisition proposal from any person, or engage in any discussion or negotiations relating thereto or accept any acquisition proposal.

     7.4. Post-Closing Funding Obligations of WDAM. Following the Closing Date, WDAM shall deposit into the bank account of Senz-It, for Senz-It's use as determined by the Senz-It Board of Directors, a total of $7.5 million as set forth in the funding schedule attached hereto as Exhibit I.

     7.5. Appointments to the Board of Directors. Beginning with the Closing Date, and continuing for so long as any of the WDAM Preferred Shares shall remain outstanding, the holders of the WDAM Preferred Shares shall have the right to appoint a minimum of three (3) members to the WDAM Board of Directors, as more fully set forth in the Series B Preferred Stock Certificate of Designation.

     7.6. Filing of Form 8-K. WDAM agrees to timely file all Current Reports on Form 8-K as required by the Securities and Exchange
Commission, as more fully set forth in Exhibit J.

     7.7. Press Release. WDAM agrees to prepare and release a press release concerning the transactions contemplated by this Agreement, as more fully set forth in Exhibit K.

     7.8. Shareholder Meeting Materials. WDAM agrees to timely prepare, file with the Securities and Exchange Commission, and deliver to its shareholders, materials necessary to obtain approval of the transactions contemplated by this Agreement, and to provide the materials to Senz-It for its review prior thereto.

     7.9. Directors and Officers Insurance. WDAM agrees to use its best efforts to obtain a policy of Director and Officers insurance with coverage of at least $3 million, within a reasonable time following the Closing Date.

     7.10. Acknowledgment of Shareholders Distribution. WDAM acknowledges that the Shareholders intend to distribute some or all of the WDAM Securities to their partners, at a time and in amounts to be determined by the Shareholders in their sole discretion, and agrees to use it best efforts to assist with the distribution thereof.

8. Mutual Covenants. Without limiting any covenant, agreement, representation or warranty made, each of the parties covenants and agrees as follows:

     8.1. Fulfillment of Closing Conditions. At and prior to the Closing, each party shall use commercially reasonable efforts to fulfill, and to cause each other to fulfill, the conditions specified in this Agreement to the extent that the fulfillment of such conditions is within its or his control.

     8.2. Disclosure of Certain Matters. Senz-It on the one hand, and WDAM, on the other hand, shall give WDAM and Senz-It, respectively, prompt notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed by such party under this Agreement, (b) would cause any of the representations and warranties of such party contained herein to be inaccurate or otherwise misleading, except as contemplated by the terms hereof, or (c) gives any such party any reason to believe that any of the conditions set forth in this Agreement will not be satisfied prior to the Termination Date.

     8.3. Public Announcements. Senz-It and WDAM shall consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, neither party shall issue any such press release or make any such public statement without the consent of the other parties hereto.

     8.4. Confidentiality. If the transactions contemplated hereby are not consummated, each party shall treat all information obtained in its investigation of the other party or any affiliate thereof, and not otherwise known to them or already in the public domain, as confidential and shall not use or otherwise disclose such information to any third party and shall return to such other party or affiliate all copies made by it or its representatives of confidential information provided by such other party or affiliate.

9. Conditions Precedent. This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

     9.1. The obligations of Senz-It and the Shareholders to deliver the Senz-It Common Shares and to satisfy their other obligations hereunder shall be subject to the fulfillment (or waiver by Senz-It and the Shareholders), at or prior to the Closing, of the following conditions, which WDAM agrees to use its best efforts to cause to be fulfilled:

     A. Representations and Warranties. The representations and warranties of WDAM contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

     B. Agreements, Conditions and Covenants. WDAM shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

     C. Legality. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of such purchase and sale.

     D. Approval by WDAM Shareholders. The Closing shall be subject to the approval of the transactions contemplated hereby by the shareholders of WDAM.

     9.2. The obligations of WDAM to pay the Purchase Price and to satisfy their other obligations hereunder shall be subject to the fulfillment (or waiver by WDAM), at or prior to the Closing, of the following conditions, which Senz-It agrees to use its best efforts to cause to be fulfilled:

     A. Representations and Warranties. The representations and warranties of Senz-It contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

     B. Agreements, Conditions and Covenants. Senz-It shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing
Date.

     C. Legality. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of such purchase and sale.

     D. Approval by WDAM Shareholders. The Closing shall be subject to the approval of the transactions contemplated hereby by the shareholders of WDAM.

10. Termination.

     10.1. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing Date only by the mutual consent of all of the Parties. Following the Closing Date, in the event the Closing does occur within ten (10) days of the Closing Date, this Agreement may be terminated by either Party upon delivery of written notice to the other Party.

     10.2. If this Agreement is terminated pursuant to Section 10.1, the agreements contained in Section 8 shall survive the termination hereof and any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party.

11. General.

     11.1. Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the Parties hereto shall be paid prior to Closing.

     11.2. Notices. Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be delivered by facsimile or overnight courier to the following addresses:

To Senz-It:

Senz-It, Inc.
4040 MacArthur Boulevard, Suite 240
Newport Beach, CA 92660
Attn: Fred Rogers
Facsimile (949) 955-2739

with a copy to:

The Lebrecht Group, APLC
22342 Avenida Empresa, Suite
220 Rancho Santa Margarita,
CA 92688 Attn: Brian A.
Lebrecht, Esq.
Facsimile (949) 635-1244

To WDAM:

World Am, Inc.
1400 W. 122nd Avenue, Suite 104
Westminster, CO 80234
 Attn: James H. Alexander
 Facsimile (303) 452-6626

with a copy to:

Marc R. Tow & Associates
3920 Birch Street, Suite 102
Newport Beach, CA 92660
Attn: Mark R. Tow
Facsimile (949) 975-0547

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. Notice shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the next business day.

     11.3. Entire Agreement. This Agreement, together with the schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement, or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     11.4. Survival of Representations. All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a Party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any Party hereto, notwithstanding that such Party knew or should have known at the time of Closing that such right or remedy existed.

     11.5. Incorporated by Reference. All documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

     11.6. Remedies Cumulative. No remedy herein conferred upon any Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     11.7. Execution of Additional Documents. Each Party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     11.8. Finders' and Related Fees. Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby. The parties acknowledge that Think Equity, Inc. has been engaged by WDAM to perform certain corporate development services for WDAM and that consummation of this Agreement obligates WDAM to compensate Think Equity, Inc. Both Parties have reviewed and agreed to the terms of the corporate development agreement with Think Equity, Inc.

     11.9. Governing Law. This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

     11.10. Forum. Each of the Parties hereto agrees that any action or suit which may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

     11.11. Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing Party shall be reimbursed by the nonprevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

     11.12. Binding Effect and Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

     11.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written hereinabove.

"Senz-It"                              "WDAM"

Senz-It, Inc.,                         World Am, Inc.,
a California corporation               a Nevada corporation


By: /s/  Fred Rogers                   By: /s/  James H. Alexander
Fred Rogers, President                 James H. Alexander, President


"Shareholders"

SUTI Holdings, L.P.

By: Select University Technologies, Inc.
Its: General Partner


By: /s/  Frederick T. Rogers
Frederick T. Rogers, President


                                   Exhibit A

Senz-It Shares         Common Shares        No. of WDAM
No. of WDAM            Underlying           Preferred Shares
Name                   WDAM Warrant
No. of Senz-
It Shares

SUTI Holdings, LP      1,000,000                 12,000,000          55


                                       Exhibit I

WDAM Funding Schedule

     A. A total of Four Million Dollars ($4,000,000) is required to be funded by June 30, 2006. Senz-It will commence operations when at least One Million Two Hundred Thousand ($1,200,000) is available for its use, but not earlier than September 2, 2005.

     B. In addition to the amounts above, a total of Three Million Five Hundred Thousand Dollars ($3,500,000) is required to be funded at the rate of at least Five Hundred Eighty Thousand Dollars ($580,000) per month for six (6) consecutive months beginning on July 30, 2006.

     C. Any funds raised from grants or other sources (other than WDAM financing transactions) will be credited toward the above funding requirements at the rate of $0.50 for each $1.00 of "Net Funding." "Net Funding" shall be defined for these purposes as actual cash or cash equivalents available for Senz-It use, including goods and services rendered in lieu of cash payment for Senz-It.